UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2013

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Failure to Satisfy a Continued Listing Rule or Standard

On October 14, 2013, Millennial Media, Inc. (the “Company”) received a letter from NYSE Regulation (the “NYSE Letter”) indicating that the New York Stock Exchange (the “NYSE”) had concluded that the Company failed to provide timely notification to the NYSE of the record date for the Company’s upcoming Special Meeting of Stockholders at least ten days prior to such record date as required by NYSE Listed Company Manual Sections 204.21 and 401.02.  The NYSE Letter was issued pursuant to Section 303.A.13 of the NYSE Listed Company Manual.  The Company is required to provide disclosure of receipt of a letter of this nature under Item 3.01 of Form 8-K.

The Company notes that this was an isolated and inadvertent incident and that the NYSE Letter states that the Company has not fallen below any financial or other continued listing standards provided in Chapter 8 of the NYSE Listed Company Manual nor failed to comply with the audit committee standards set out in Section 303A.06.  The NYSE Letter also notes that this is the first time the Company has failed to satisfy the notice requirement of Section 204.21 and 401.02 of the NYSE Listed Company Manual. The Company views this failure to notify the NYSE as unintentional and believes it has been and is in compliance with all other NYSE listing standards and rules applicable to it.

The Company also confirms October 2, 2013 as the record date for its upcoming Special Meeting of Stockholders to be held on November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel and Chief Privacy Officer